EXHIBIT 99.1

Sussex Bancorp Munsonhurst Rd., Rt. 517 Franklin, NJ 07416	Contact: Candace Leatham Executive Vice President & CFO (973) 827-2914

SUSSEX BANCORP ANNOUNCES DIVIDEND

FRANKLIN, NEW JERSEY – July 11, 2008 – Sussex Bancorp (SBBX) announced today that its Board of Directors declared a cash dividend of $0.07 per share, payable on August 6, 2008 to shareholders of record as of July 23, 2008.

Mr. Donald Kovach, President and Chief Executive Officer of the company stated “This cash dividend evidences our Board’s commitment to support shareholder value. This is the twenty fourth straight year in which we have paid a cash dividend, during all kinds of economic cycles.”

Sussex Bancorp is the holding company for the Sussex Bank, a New Jersey chartered commercial bank operating through eight branches in Andover, Augusta, Franklin, Montague, Newton, Sparta, Vernon and Wantage in Sussex County, New Jersey and two in Port Jervis and Warwick, Orange County, New York.  Sussex Bancorp is also the parent of Tri-State Insurance Agency Inc, a full service insurance agency located in Augusta, New Jersey.